UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 15, 2013

SanDisk Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-26734	77-0191793
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
951 SanDisk Drive, Milpitas, California 95035
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (408) 801-1000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On February 15, 2013, the Compensation Committee of the Board of Directors of SanDisk Corporation (the “Company”), took a number of actions affecting officer compensation, including the approval of bonuses for fiscal year 2012 for each of the Company’s named executive officers for whom compensation was disclosed in the Company’s most recent proxy statement (the “Named Executive Officers”), as follows:

Name	Title	2012 Bonus Amount
Sanjay Mehrotra	President and Chief Executive Officer	$661,500
Judy Bruner	Executive Vice President, Administration and Chief Financial Officer	$276,800
Sumit Sadana	Executive Vice President and Chief Strategy Officer	$211,000

The Compensation Committee also approved the following base salary amounts, effective as of February 25, 2013, for each of the Named Executive Officers below:

Name	Title	2013 Base Salary (effective 2/25/13)
Sanjay Mehrotra	President and Chief Executive Officer	$950,000
Judy Bruner	Executive Vice President, Administration and Chief Financial Officer	$595,500
Sumit Sadana	Executive Vice President and Chief Strategy Officer	$496,000

The Compensation Committee also approved the following target bonus percentages (as a percentage of base salary) for each of the Named Executive Officers below:

Name	Title	2013 Target Bonus Percentage
Sanjay Mehrotra	President and Chief Executive Officer	150%
Judy Bruner	Executive Vice President, Administration and Chief Financial Officer	100%
Sumit Sadana	Executive Vice President and Chief Strategy Officer	90%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 21, 2013
SANDISK CORPORATION

		By:	/s/ Judy Bruner
		Name:	Judy Bruner
		Title:	Executive Vice President, Administration and Chief Financial Officer (Principal Financial Officer)